EXHIBIT 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in Registration Statements (Nos. 333-228926 and 333-229014) on Form S-3 and Registration Statements (Nos. 333-253934, 333-237249, 333-229343, 333-223893, and 333-221992) on Form S-8 of Zomedica Corp. of our report dated December 10, 2021, relating to the consolidated financial statements of Branford PVT Acquiror, Inc. and Subsidiaries, appearing in this Current Report on Form 8-K/A.

/s/ RSM US LLP

Atlanta, Georgia

December 10, 2021